Exhibit 99.1

Trinseo Completes Strategic Network Optimization Initiative with

Closure of Terneuzen, the Netherlands Styrene Manufacturing Operations.

-Closure effective November 1, 2023

-Follows previously announced closures of PMMA sheets operations in Bronderslev, Denmark, Belen, New Mexico and extruded sheets line in Rho, Italy

-Supports continued transformation of the company’s portfolio to focus on sustainability-driven innovation and a further optimized global operating network

WAYNE, Pa.--(BUSINESS WIRE)-- Trinseo (“Trinseo” or “the Company”) (NYSE: TSE), a specialty material solutions provider, today announced its decision to discontinue operations at its ethylbenzene styrene monomer (EBSM) manufacturing facility in Terneuzen, the Netherlands. This decision was made following the completion of joint negotiations with the Works Council in Terneuzen. The plant is scheduled to officially cease operations in November 2023. With the closure of the EBSM facility, the company will purchase of all of its styrene needs from third party suppliers to support its downstream businesses.

The Company also recently announced the closure of its PMMA sheet operations in Bronderslev, Denmark, Belen, New Mexico, and Rho, Italy, as well as cost saving measures including headcount and other reductions. Materials produced at the closed PMMA sheet plants will now be produced by other facilities within the global network, primarily Saint-Avold, France, and Florence, Kentucky, USA.

In aggregate, these initiatives are expected to result in annual cost savings of approximately $75 million. The anticipated future cash payments associated with these actions are approximately $50 million, with $35 million of this expected to be incurred in 2024.

“Decisions like this that impact the livelihoods of our colleagues are never easy, and this decision in no way reflects on the capabilities of our dedicated teammates in Terneuzen, or at other operations that were part of this optimization effort,” said CEO Frank Bozich. “Given reduced European demand and global styrene capacity additions, we believe that we will be able to support our downstream business effectively through market purchases with lower carbon, capital and energy intensity for the foreseeable future,” added Bozich.

These latest restructuring actions, in combination with lower natural gas hedge losses, are expected to result in a sequential profitability improvement of $100 million in 2024.

About Trinseo

Trinseo (NYSE: TSE), a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart and sustainably focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including building and construction, consumer goods, medical and mobility.

Trinseo’s approximately 3,300 employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe and Asia Pacific. Trinseo reported net sales of approximately $5.0 billion in 2022. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, Twitter, Facebook and WeChat.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," “believe,” "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings and increase profitability; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our ability to meet the covenants under our existing indebtedness; our ability to successfully investigate and remediate chemical releases on or from our sites, make related capital expenditures, reimburse third-party cleanup costs or settle potential regulatory penalties or other claims; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact

Trinseo
Andy Myers
Tel : +1 610-240-3221
Email: aemyers@trinseo.com